THIS AGREEMENT made the 30th day of July, 2007 is called Tranche #1.

BETWEEN:

> **MELT, INC.**, a Nevada corporation licensed to do business in California and having an office at 22912 Mill Creek Drive, Suite D, Laguna Hills, California, 92653
>
> (herein called the "Borrower")

AND:

> **MONEY FOR GELATO, INC.**, a California corporation having an office at 20021 Tomas, Suite 300, Rancho Santa Margarita, California, 92688
>
> (herein called the "Lender")

THE PARTIES HERETO covenant and agree each with the other as follows:

1. PROMISE TO PAY

For value received, Borrower promises to pay Lender $400,000 plus interest. Interest shall carry an annual rate of prime plus 3% on the unpaid balance as specified below. For purposes of this note "prime" shall be defined as the "prime lending rate quoted by the Wall Street Journal" and shall be fixed each six months on March 30 and September 30. Each tranche shall carry its own note.

2. INTEREST PAYMENTS

Borrower will pay interest as follows:

- Quarterly beginning 90 days from signing of the note. The amount of each interest payment will be calculated as described above.

3. PRINCIPAL PAYMENT

Borrower will pay all unpaid principal in full on or before five years from the signing date of the note, together with any accrued interest.

4. PREPAYMENT PENALTY

Borrower may prepay all or any part of the principal at any time, however a prepayment penalty of fifteen percent (15%) shall be imposed on any amounts voluntarily prepaid during the first 48 months of the funds being advanced.

5. CONVERSION TO STOCK

The Lender has the right to convert all or any portion of the note into publicly traded stock offered by the Borrower. These converted shares shall be new issue shares at the price noted in the table below. These shares shall be restricted shares, saleable 24 months after the commencement of this note by tranche or immediately upon conversion thereafter if after twenty four months from date the funds are advanced. The amount of the note converted shall be considered "paid" as of the conversion date; any interest accrued until the conversion date shall be payable by the Borrower at the then prevailing rate at the next scheduled due date. Conversion date shall be deemed to be the date on which the converted shares are available to the Lender. The Lender retains the right to have the converted shares issued in the name of an individual(s) at Lender's sole discretion.

No conversion for first twelve months of note.

Convertible at $.55 for months 13-24

Convertible at $.80 for months 25-36

Convertible at $1.15 for months 37-48

Convertible at $1.50 thereafter

6. LOAN DUE OR CONVERTIBLE ON SALE

If the Borrower is sold or merged in any manner, the Lender will be provided with 60 days notice prior to closing the sale and on the day of notification, will have 30 days to convert any or all of the note into shares at the then current conversion rate. If the notice occurs in the first 12 months of the note, then the conversion rate will be defined as the average closing price over the immediately preceding 20 trading days, or if no shares trade on any of the days then the ask price will be used.

7. LOAN ACCELERATION UPON DEFAULT

If Borrower is more than 30 days late in making any payment, Lender may declare that the entire balance of unpaid principal is due immediately, together with all interest that has accrued.

8. SECURITY AGREEMENT

Borrower agrees that until the principal and interest owed under this promissory note are paid in full, this note will be secured by a security agreement and Uniform Commercial Code Financing Statement giving Lender a security interest in certain equipment, accounts receivable, fixtures, inventory or other assets, as described in said security agreement and UCC1.

9. COLLECTION COSTS

Borrower shall pay any collections costs incurred in collection action taken on this Note. If any legal action is brought by any party to enforce this agreement or any of its terms, the prevailing party shall recover reasonable attorney's fees and costs of suit, in addition to any other relief.

10. NOTICES

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address that Borrower or Lender has designated in writing. A notice may be delivered:

(a) in person

(b) by certified mail, or

(c) by overnight courier.

11. GOVERNING LAW

This agreement will be governed by and construed in accordance with the laws of the state of California.

12. SEVERABILITY

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this note invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

MELT, INC.

Per: ______________________________
Scott Miller
Vice President, CFO

MONEY FOR GELATO, INC.

Per: ______________________________
Chris Basom
President